Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated October 4, 2013, with respect to the balance sheet of JGWPT Holdings Inc. in Post-Effective Amendment No.1 to the Registration Statement (Form S-1 No. 333-191585) and related Prospectus of JGWPT Holdings Inc. for the registration of 9,750,000 shares of its common stock.

/s/ ERNST & YOUNG LLP

New York, New York
November 7, 2013

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated June 27, 2013, with respect to the consolidated financial statements of J. G. Wentworth, LLC and Subsidiaries in Post-Effective Amendment No.1 to the Registration Statement (Form S-1 No. 333-191585) and related Prospectus of JGWPT Holdings Inc. for the registration of 9,750,000 shares of its common stock.

/s/ ERNST & YOUNG LLP

New York, New York
November 7, 2013